UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2014

First Community Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

(803) 951-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At a special shareholders’ meeting on January 29, 2014, the shareholders of First Community Corporation (“First Community”), the holding company for First Community Bank, approved the issuance of First Community common stock in connection with the previously announced merger of First Community and Savannah River Financial Corporation (“Savannah River”), the holding company for Savannah River Banking Company, with First Community as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of August 13, 2013, between First Community, SRMS, Inc., a Georgia corporation and wholly-owned subsidiary of First Community, and Savannah River.

At the special meeting, First Community’s shareholders were asked to consider and vote upon a proposal to approve the issuance of shares of common stock of First Community as consideration for the merger with Savannah River and, if necessary or appropriate, a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there were insufficient votes present at the special meeting, in person or by proxy, to approve the issuance of shares.

The issuance of shares of common stock of First Community as consideration for the merger was approved by the holders of a majority of the total votes cast by the shareholders on the share issuance. The results of the voting on the share issuance proposal are set forth below:

For	Against	Abstentions
3,191,054	94,089	6,601

First Community did not propose adjournment of the special meeting as there were sufficient votes to approve the share issuance proposal. The results of the voting on the adjournment proposal are set forth below:

For	Against	Abstentions
3,202,268	87,065	2,411

ITEM 8.01. Other Events

On January 30, 2014, First Community and Savannah River issued a joint press release announcing the receipt of shareholder approvals with respect to the merger at First Community’s special meeting of shareholders and Savannah River’s special meeting of shareholders, each held on January 29, 2014, and an anticipated closing date for the merger of February 1, 2014. A copy of the joint press release is filed as Exhibit 99.1 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, and projections, including statements about the benefits of the merger between First Community and Savannah River, which are subject to numerous assumptions, risks, and uncertainties.  Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Community and Savannah River may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-K and documents subsequently filed by First Community with the Securities and Exchange Commission (the “SEC”).  All forward-looking statements included in this Form 8-K are based on information available at the time of the filing.  First Community assumes no obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

First Community has filed relevant documents concerning the proposed merger with the SEC, including a registration statement on Form S-4 that includes a joint proxy statement/prospectus, and may file additional documents with the SEC.   Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings by First Community, at the SEC’s internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the other relevant First Community filings with the SEC can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael C. Crapps.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

The directors and executive officers of First Community and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger. Information regarding First Community’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for First Community's 2013 annual shareholder meeting. Information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed with the SEC and may be contained in additional documents that may be filed with the SEC if and when such information becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Item	Exhibit

99.1	Joint Press Release Issued by First Community Corporation and Savannah River Financial Corporation on January 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: January 30, 2014	By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer